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                                                                   EXHIBIT 10.56

                              Agreement of Lease

This Agreement of Lease (the "Lease"), dated as of the 20th day of February, 1998, is by and between SIXTH & VIRGINIA PROPERTIES, a Washington General Partnership, hereinafter called "Owner," and Starwave Corporation, a Washington Corporation, hereinafter called "Tenant."

1    NONSTANDARD PROVISIONS

     The following constitute the nonstandard provisions of this Lease:

     A.   FLOORS OF THE WESTIN BUILDING ON WHICH PREMISES ARE LOCATED:

          34th (Suite 3425) and 9th (Suite 912) (collectively, the
          "Premises")

     B.   AGREED FLOOR AREA OF PREMISES:

          Approximately Three Thousand Two Hundred Two (3,201) square feet on the 34th floor and approximately One Thousand Five Hundred Forty Nine (1,549) square feet on the 9th floor both of which include an allowance for core and/or common areas used by Tenant (the "Total Agreed Floor Area"). The 34th floor Premises is comprised of 2,838 usable square feet and the 9th floor Premises is comprised of 1,354 useable square feet. Monthly Base Rent, as defined below, is based on the Total Agreed Floor Area.

     C.   LEASE TERM:

          This Lease shall commence on the 1st day of March, 1998, and terminate on the 30th day of November, 2000.

     D.   MONTHLY BASE RENT:

          March 1, 1998 - October 31, 1999:        $ 9,502.00 per month
          November 1, 1999 - November 30, 2000:    $10,569.00 per month

     E.   RENT PER DAY during any occupancy prior to commencement of Lease Term:

          None

     F.   REIMBURSEMENT TO OWNER FOR SPECIAL IMPROVEMENTS:

          Tenant shall take the Premises "as is." Tenant shall remove any existing improvements and install and supply any new improvements to the Premises at Tenant's cost. All such improvements shall be completed in accordance with drawings prepared at Tenant's cost and approved in advance by Owner, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Tenant elects to contract with Owner to install and supply improvements to the Premises, Tenant shall reimburse Owner for all work within ten (10) days of invoice.

     G.   USE PERMITTED ON PREMISES:

          On the 34th floor, General Office Use and Internet Communication Operation Center, On the 9th floor, Internet Communication Facility, General Office Use and Internet Communication Operations Center

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H.   TENANT'S AND OWNER'S ADDRESSES FOR NOTICES:

     If to Tenant:
     ------------

     Starwave Corporation
     The Westin Building, Suite 3425
     2001 Sixth Avenue
     Seattle, WA 98121
     Attn: Vice President of Web Operations

     With copy to:
     ------------

     Starwave Corporation
     13810 SE Eastgate Way, Suite 400
     Bellevue WA 98005
     Attn: Legal Department

     If to Owner:
     -----------

     Sixth & Virginia Properties
     The Westin Building, Suite 300
     2001 Sixth Avenue
     Seattle, WA 98121
     Attn: Building Manager

I.   TENANT'S BILLING ADDRESS IF OTHER THAN PREMISES:

     Starwave Corporation
     13810 SE Eastgate Way, Suite 400
     Bellevue WA 98005
     Attn: Accounts Payable

J.   PARKING:

     During the Lease Term, Owner shall provide Tenant with unreserved parking spaces, including an appropriate pro-rata share of "carpool" stalls, for four (4) automobiles in The Westin Building Garage. Additionally, subject to month to month availability as determined by Owner, Owner may provide Tenant with up to twelve (12) additional parking spaces. Parking spaces shall be provided from 7:00 a.m. to 6:00 p.m. Monday through Friday (the "Normal Parking Hours"), and as otherwise available outside of Normal Parking Hours. Tenant acknowledges that parking spaces may not always be available outside of Normal Parking Hours.

     Tenant shall pay in advance the monthly charge established by Owner for said parking spaces, on the same date that monthly rent is due hereunder. If Tenant fails to pay such charges when due, Owner may (i) immediately cease to provide the parking spaces for which Tenant has failed to pay, or
     (ii) continue to provide the parking spaces and require that Tenant pay the monthly parking charge, with interest at 12% per annum, from the date due. Tenant may discontinue future use and payment for any parking space upon written notice to Owner. Tenant shall not be entitled to any rebate for discontinued use of any parking space prior to the end of the month. Upon initial occupancy of Garage, the charge for each parking space shall be One Hundred Seventy Dollars ($ 170.00) per month (including tax). From time to time during this Lease, the charge for parking spaces may be increased to the then-prevailing rate for similar parking services in the immediate area.

     Owner shall maintain the right to pass on to Tenant all applicable parking taxes. Parking taxes shall not include real estate taxes for the Garage or any federal income tax.

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K.   RELOCATION OF PREMISES:

          Owner shall have the right to relocate Tenant from the 34th Floor Premises in the Building only on the following terms and conditions:

          1) The floor area of the replacement premises shall be approximately the same as the floor area of the 34th Floor Premises. Monthly Base Rent and Tenant's share of the annual rent adjustment, if any, shall be adjusted to reflect the Total Agreed Floor Area of the replacement premises;

          2) Owner shall reimburse Tenant within ten (10) days of Tenant's demand for all reasonable expenses incurred in connection with the relocation, including, but not limited to, the cost of putting the replacement premises in similar condition as the then condition of the 34th Floor Premises, moving, signage, telephone & computer equipment relocation and the provision of reasonable quantities of new stationery;

         3) Owner shall give Tenant at least one hundred eighty (180) days written notice of relocation; and

         4) The replacement premises will consist of all contiguous space and will have comparable views and other comparable amenities as existing in the Premises.

         The provisions of this Article shall not apply to the 9th floor
         Premises.

L.   SECURITY DEPOSIT:

     Concurrently with the execution of this Lease, Tenant shall deliver to Owner a deposit equal to Ten Thousand Five Hundred Sixty Nine Dollars ($ 10,569.00 ) as security for the performance by Tenant of every covenant and condition to be performed by Tenant under this Lease. Upon payment of the said deposit, Owner shall deliver to Tenant a written receipt therefor. The deposit may be commingled with other funds of Owner, and Tenant shall not be entitled to interest thereon. If Tenant shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of Base Monthly Rent, additional rent or parking charges, and such default is not cured after ten (10) days written notice as provided in
     Article 14, Owner may, but shall not be required to, apply the whole or any part of the deposit to the payment of any sum in default, and any other reasonable amounts which Owner may be required to spend by reason of Tenant's default. In the event Owner so applies all or any part of the deposit, Tenant shall replenish the amount so applied within ten (10) days of Owner's written demand. Should Tenant comply with all of the covenants and conditions of this Lease, the deposit shall be returned to Tenant (or, at the option of Owner, to the last assignee of Tenant's interest in this Lease) at the expiration of the Lease Term. If the Owner assigns its interest in this Lease, Owner shall not be relieved of its obligations to Tenant hereunder until the security deposit is transferred to Owner's assignee.

M.   SIGNAGE:

     Owner shall, at its own cost, provide signage to Tenant according to building standards at Four (4) separate locations:

     1)  Main Lobby Directory - Sixth Avenue;
     2)  Third Floor Lobby Directory- Skybridge entrance from Garage;
     3)  Elevator Lobby Directory on 9th Floor; and
     4)  Elevator Lobby Directory on 34th Floor.

     Tenant may, at Tenant's sole expense, and upon Owner's written approval, which approval shall not be unreasonably withheld, conditioned or delayed, affix building standard signage adjacent to the doors of the Premises. No other signage shall be allowed.

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N.   HOLDING OVER:

     If Tenant shall continue its occupancy of the Premises after the expiration of the Lease Term, the occupancy shall not be deemed to extend or renew the term of this Lease, and such occupancy shall constitute a tenancy from month to month, subject to all of the terms of this Lease, except the term, and except that the Monthly Base Rent for each month of continued occupancy shall be 150% of the Monthly Base Rent for the last full month of the Lease Term. Tenant shall also be liable for Owner's incidental and consequential damages sustained by virtue of Tenant's holding over.

O.   SQUARE FOOTAGE ADJUSTMENT:

     Owner and Tenant agree that reasonable attempts have been made to determine the correct square footage of the Premises. Owner grants Tenant the option to remeasure and challenge the square footage calculations set forth in
     Article 1(b) hereof at Tenant's expense. If Tenant's square footage calculations differ from the calculations set forth in Article 1(b), Owner will remeasure at Owner's expense to determine which calculations are correct. Owner and Tenant agree that any challenge to the square footage calculations must be completed within one month of the commencement date of this Lease. After that time, Owner and Tenant each agree to waive any and all rights, claims, or liabilities against the other pertaining in any way to the calculation of the square footage of the Premises, or the amount of rents and other costs in this Lease as they relate to the square footage of the Premises.

P.   MEET-ME ROOM ACCESS

     Tenant may have the privilege to use in common with other Building tenants the 19th floor Meet-Me Room (the "Meet-Me Room") and associated wiring systems, as determined by Owner in its sole discretion. Owner shall supervise the maintenance of the Meet-Me Room by tenant-users. Tenant agrees to abide by all written regulations for use of the Meet-Me Room established jointly by Owner and tenant-users and provided to Tenant, including, but not limited to the "Survival Manual for Communications Companies in the Westin Building, the present version of which has been provided to Tenant and is attached hereto as Exhibit "D" and made a part hereof. Tenant acknowledges the Survival Manual may change from time to time and Tenant agrees to abide by the most current version thereof. If Tenant violates any such regulation and fails to cure the same immediately upon Owner's demand (or within any reasonable cure period established by Owner in its sole discretion) Owner may withdraw Tenant's privilege to use the Meet-Me Room. Tenant understands and agrees that Meet-Me Room access is a privilege and not a right, and that Owner's right to exclude Tenant from Meet-Me Room access as stated herein is absolute and not subject to RCW
     59.12 et. seq.

     Owner shall not be liable for damages, nor shall the rental herein reserved be abated, for Owner's failure to provide Meet-Me Room access, functions and services, when such failure or delay is caused by an event of "Force Majeur" (as defined in Article 30), or by the making of necessary repairs to the Premises or Building (provided that Owner has used reasonable efforts not to interfere with or interrupt the conduct of Tenant's business at the Premises), nor shall the temporary failure to furnish any of such services due to such events be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease.

     In the event Tenant requests and is allowed Meet-Me Room privileges, Tenant shall pay a one-time usage fee of Five Hundred Dollars ($500.00) no later than Thirty (30) days following the date Tenant commences its use of the Meet-Me-Room. For each DSX panel or DS3 module placed in the room, Tenant shall pay a one-time fee of Three hundred sixty eight dollars ($368.00) per DSX and/or one hundred eighty four dollars ($184.00) per DS3 module and a recurring monthly charge of $50.00 per Panel installed within the room.

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Q.   CABLING RIGHT OF WAY

     Owner grants to Tenant, at no additional cost to Tenant, the right to install cable from the Premises to the "Meet Me Room" on the 19th floor (subject to Owner's authorization for Meet-Me-Room privileges as set forth in Article 1(p) above). Additionally, Tenant may install cable, subject to reasonable monthly recurring charges as established by Owner from time to time for all other cable run by other tenants throughout the Building, between: (i) each Premises; (ii) each Premises and any other space occupied by Tenant in the Westin Building; and (iii) each Premises and any other space occupied by Tenant in the Westin Building and the Building roof. Such additional cable installation shall be at Tenant's expense and subject to the provisions set forth in the "Survival Manual for Communication Companies in The Westin Building". Such installation must be coordinated with and approved by The Westin Building Engineer, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right, at no additional cost to Tenant, to run a cable bundle approximately one (1) inch in diameter: (i) between the 9th floor Premises and the premises subleased by Tenant from North WestNet on the 9th floor; and (ii) between the 9th floor Premises or such sublet premises and the 34th floor Premises.

R.   HVAC (HEATING, VENTILATING, AND AIR CONDITIONING)

     Owner grants Tenant the right to install, at Tenant's sole cost, its own HVAC equipment in either or both Premises. This equipment shall be considered Tenant's trade fixture. The Owner shall provide Tenant with a HVAC configuration that provides at least the same degree and extent of redundancy currently (as of the commencement date of the Lease term) provided Tenant for its Network Operating Center within the North WestNet space on the 9th floor; as depicted in the Exhibit E attached hereto (the "Redundant Configuration"). Tenant's HVAC equipment shall be connected in a manner approved by the Building Engineer, which approval shall not be unreasonably withheld, conditioned or delayed. Owner represents and warrants to Tenant that at all times during the Lease Term, or any extension thereof pursuant to Article 1(u), Owner shall have available for Tenant's heating and ventilation needs at the Premises no less than thirty
     (30) tons of Redundant HVAC cooling capacity. Tenant shall be entitled to connect to such capacity in stages from time to time during the Lease Term, but shall not be required to use the entire thirty (30) tons of cooling capacity.

     Owner shall not be liable for damages, nor shall the rental herein reserved be abated, for Owner's failure to furnish or delay in furnishing HVAC cooling, when such failure or delay is caused by an event of Force Majeur (as defined in Article 30) or by the making of necessary repairs to the Premises or Building (provided that Owner has used reasonable efforts not to interfere with or interrupt the conduct of Tenant's business at the Premises), nor shall the temporary failure to furnish any of such services due to such events be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease.

     Tenant shall pay to Owner within ten (10) days of completion of any HVAC connection a sum equal to Five hundred dollars ($500.00) per new ton of connected load. In addition, Tenant shall pay within ten (10) days of invoice a quarterly fee for Tenant's pro rata, per ton share of the costs charged to all users of the cooling tower for Owner's costs and expenses of operating and maintaining the cooling tower, including, but not limited to, chemical treatment, electrical usage and water consumption, and excluding replacement of cooling towers.

S.   ESSENTIAL POWER

     Tenant shall have the right to the following amounts of "Essential Power" (defined below):

               (i) 9th Floor: 160 amperes of 480 volt Essential Power ("Minimum
              9th Fl. Capacity") which shall be made available by Owner to Tenant pursuant to the following schedule:

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                                             MINIMUM AMT. OF ESSENTIAL

PHASE                DATE                    POWER AVAILABLE TO TENANT

Lease                March 1, 1998           None
Commencement
Phase 1              By March 15, 1998       60 amps of 480 volt
Phase 2              By June 15, 1998        120 amps of 480 volt
Phase 3              By October 1, 1998      160 amps of 480 volt

          (ii) 34th Floor: Six (6) amperes of 480 or equivalent 208 volt, as determined by Tenant, Essential Power AC circuits ("Minimum 34th Fl. Capacity"). Owner shall make the Minimum 34th Fl. Capacity available to Tenant within thirty (30) days of the Lease commencement date.

     Owner shall configure the delivery of power to the Premises as shown in Exhibit F attached hereto (as configured, "Essential Power").

     At all times during the Term of this Lease (including any extension thereof pursuant to Article 1(u)), Owner shall maintain the Essential Power system to ensure that the then-current minimum level of Essential Power is delivered by Owner to Tenant through The Westin Building electrical system.

     Owner shall not be liable for damages, nor shall the rental herein reserved be abated, for Owner's failure to furnish or delay in furnishing Essential Power, when such failure or delay is caused by an event of Force Majeur (as defined in Article 30) or by the making of necessary repairs to the Premises or Building (provided that Owner has used reasonable efforts not to interfere with or interrupt the conduct of Tenant's business at the Premises), nor shall the temporary failure to furnish any of such services due to such events be construed as an eviction of Tenant or relieve Tenant from the Duty of observing and performing any of the provisions of this Lease.

     Tenant shall pay to Owner a connection charge of Five Hundred Dollars ($500.00) per ampere of minimum Essential Power based on the following schedule. Payment for the first sixty-six amps totaling thirty-three thousand dollars ($33,000) shall be made on or before March 15, 1998; payment for the next sixty amps totaling thirty thousand dollars ($30,000) shall be made on or before June 15, 1998; and payment for the last forty amps totaling twenty thousand dollars ($20,000) shall be made on or before October 31, 1998. Tenant shall pay all costs associated with wiring the Essential Power system from the riser to Tenant's Premises, as well as its pro rata share of any annual maintenance costs assessed on a per available amp basis. By way of illustration, If Tenant has a minimum of 160 amps of available Essential Power, and all Tenants of the Building have a total minimum of 1000 amps of available Essential Power, Tenant's pro rata share of any maintenance costs associated with the Building's Essential Power systems shall equal 160/1000 of the total maintenance costs.

T.   CLASS "A" ENTRY

     The Premises shall have an entryway that is compatible with the Class "A" image of the building. Tenant and Owner shall cooperate in developing an entryway plan that satisfies Owner's Class "A" image requirement and Tenant's need for privacy and control. The provisions of this Article 1(t) shall not apply to the 9th Floor Premises.

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U.   OPTION TO EXTEND:

     Provided that Tenant is not in default beyond the applicable cure periods as provided in Article 14 at the time of its exercise of the Option to Extend, Tenant shall have the Option to Extend the term of this Lease beyond the original Lease Term for one (1) additional period of three (3) years (the "Extended Term"). Tenant's Option to Extend may be exercised only by written notice to Owner not earlier than May 31, 2000, and not later than June 30, 2000. The same terms and conditions applicable to the original Lease Term shall apply during the Extended Term, except that the Monthly Base Rent shall be increased to an amount equal to the product of
     (i) the Total Agreed Floor Area of the Premises multiplied by (ii) the monthly rent per square foot for renewal leases in the Building for Premises of substantially equivalent use, size and location as of the date of Tenant's exercise of its Option to Extend. In no event shall the Monthly Base Rent during the Extended Term be less than the Monthly Base Rent as if the date on which the Option to Extend is exercised.

     Immediately upon Tenant's exercise of its Option to Extend, Tenant and Owner shall enter into good faith negotiations to establish the Monthly Base Rent for the Extended Term in accordance with the parameters set forth above. If Tenant and Owner cannot agree on Monthly Base Rent for the Extended Term within forty-five (45) days of the date Tenant exercises its Option to Extend, then Tenant shall be deemed to have rescinded its exercise of its Option to Extend, and this Article 1(u) shall be of no further force and effect.

V.   RIGHT OF OFFER OF NEIGHBORING SPACES:

     In the event any space on the 10th, 33rd or 34th floors, or any space on the 9th floor (subject only to North WestNet's existing right of first refusal for 9th floor space), or any space on the 8th floor (subject only to InterNap's right of first refusal for 8th floor space) (the "Adjoining Spaces") becomes available for lease, and provided that (i) Tenant is not then in default beyond the applicable cure periods as provided in Article 14 under this Lease; (ii) Tenant has within the six (6) months prior to the applicable space becoming vacant, notified Owner in writing of an interest in leasing any Adjoining Space; and (iii) that no less than one (1) year remains on the Lease Term of this Lease, including the Extended Term (provided that Tenant continues to have the right to extend the Lease
     Term), then Owner shall offer to lease the available Adjoining Space to Tenant in writing, which offer shall remain open for an exclusive period of ten (10) days. Owner's written offer shall include the Monthly Base Rent to be required for the available Adjoining Space (which shall be no more than the rate then established by Owner, in its reasonable judgment, for renewal leases in the Building for premises of substantially equivalent use, size and location as the premises being offered), and scheduled rental increases (which shall be at a frequency and amount established by Owner, in its reasonable judgement, for other renewal leases in the Building). Tenant shall have ten (10) days from its receipt of Owner's written offer to execute a lease for the available Adjoining Space. The term of any lease for any Adjoining Space shall terminate on the same date that this Lease terminates.

     If Tenant does not execute a lease for the available Adjoining Space within ten (10) days from its receipt of Owner's written offer, then its right of offer shall lapse and be of no further force and effect and Owner shall have the right to lease the available Adjoining Space, or any portion thereof, to any third party on any terms and conditions it sees fit, whether or not such terms and conditions are more or less favorable than those offered to Tenant.

     Tenant's rights hereunder shall be recurring rights, and shall apply each time any Adjoining Space becomes available for lease.

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W.   ANTENNA PREMISES:

     Tenant may, subject to Owner's approval and the payment of mutually agreed rent, install antennae or other equipment on the roof of The Westin Building. Tenant shall submit plans and specifications for the roof installation to the Owner. Owner, in its absolute discretion, may approve or disapprove of the proposed installation. Details of Tenant's equipment installation shall be subject to the approval of Owner's architect, and shall not adversely affect the appearance of the building, nor the water tightness of the roof, nor otherwise, in the Owner's architect's reasonable opinion, have adverse effects on the Building. All costs associated with the installation and maintenance of equipment installed by Tenant pursuant to this Article shall be paid by Tenant, including, without limitation, cost of cleanup required to keep the roof clear and safe and periodic pro-rata maintenance assessments for upkeep and painting of the rooftop antenna facilities.

     It is understood and agreed that Tenant's ability to use the rooftop portion of the Building is contingent upon its obtaining all the certificates, permits, and other approvals that may be required by federal, state or local authorities. Owner shall cooperate with Tenant in its efforts to obtain such approvals and shall take no action that would adversely affect the status of the Premises, with respect to the proposed use thereof by Tenant.

X.   QUIET ENJOYMENT:

     Tenant, upon material compliance with its obligations under the Lease, shall have quiet enjoyment of the Premises during the term of the Lease.

Y.   MEMO OF LEASE:

     At the request of Tenant, Owner shall execute and record a short form of this Lease setting forth the names of the parties, a description of the Premises, the commencement and expiration dates of the Lease, and a description of Tenant's extension and expansion options. Tenant shall pay for all costs and expenses, including reasonable attorneys' fees, incurred by Owner for the preparation, review and recordation of the memorandum of lease.

Z.   BROKERS:

     Each party represents to the other that there are no individuals or entities entitled to any brokerage commissions or finder's fees in connection with this transaction, and that if any claims for brokerage commissions or finder's fees or like payments arise out of or in connection with this transaction, all such claims shall be defended by and, if sustained, paid by the party whose alleged actions or commitments form the basis of such claim.

AA.  ENTIRE AGREEMENT:

     This Lease together with the Exhibits hereto contains all the covenants and agreements between Owner and Tenant relating in any way to the use and occupancy of the Premises, and all other matters set forth in this Lease. No prior agreements or understandings, whether oral or written, pertaining to this Lease shall be valid or of any force or effect; and the covenants and agreements of this Lease may not be altered, modified or added to except in writing signed by both parties.

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2.   EXHIBITS

     The following Drawings and Special Provisions are attached hereto as exhibits and made a part of this Lease:

          Exhibit A - Floor plans of the Westin Building 34th and 9th floors, herein called "Building."
          Exhibit B - Site plan showing relation and location of Building and Westin Building Garage.
          Exhibit C - Details of both Premises Approved by Owner and Tenant. Exhibit D - Survival Manual for Communication Companies in the Westin Building
          Exhibit E - Redundant HVAC
          Exhibit F - Essential Power to the Ninth (9th) Floor and Thirty-Fourth
          (34th) Premises

3.   PREMISES

     Owner hereby leases to Tenant, and Tenant hereby leases from Owner, upon the terms and conditions herein set forth, those certain Premises described in Article 1(a) and (b), and shown outlined in red on the standard floor plan attached hereto as "Exhibit A", in that certain Building known as the Westin Building situated in the City of Seattle, County of King, State of Washington, at Sixth Avenue and Virginia Street, and located on the following real property:

          Lots 11 and 12 (less portion for street), Block 15 of Addition to town of Seattle, as laid off by Heirs of Sarah A. Bell, deceased (commonly known as Heirs of Sarah A. Bell's Addition to the City of Seattle), as per plat recorded in Volume I of plats, page 103, records of King County, Washington.

4    RENT

     Tenant covenants and agrees to pay to Owner the Monthly Base Rent as set forth in Article 1(d) to be adjusted as provided elsewhere in this Lease, in United States currency in advance on or before the first day of each calendar month during the Lease Term (or the Extended Term, if applicable), at the office of Owner in Building or at such other place as Owner may from time to time designate in writing. It is agreed that since collection of any amount past due imposes an administrative cost on Owner, in addition to all other sums that may be charged by Owner hereunder, Tenant shall pay to Owner a sum equal to Five Cents ($0.05) for every Dollar not paid within 10 days of the date due.

5    USE

     The Premises may be used only for the purposes set forth in Article 1(g) and for no other purpose or purposes without the written consent of Owner. No use shall be made of Premises, nor act done in or about Premises, which is unlawful, or which may increase the existing rate of insurance upon the Building. Owner warrants to Tenant that the permitted use for the Premises set forth in Article 1(g) will not increase the rate of insurance on the Building. Tenant shall not commit or allow to be committed any waste upon Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in Building, nor shall Tenant, without the written consent of Owner, use any apparatus, machinery or device in or about Premises that shall cause any substantial noise or vibration. If any of Tenant's office machines and equipment should disturb the quiet enjoyment of any other tenant in Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the disturbance. Tenant shall observe such reasonable rules and regulations as may be adopted in writing by Owner and provided to Tenant for the safety, care and cleanliness of the Premises or Building and the preservation of good order therein.

6    POSSESSION

     In the event of Owner's inability to deliver possession of the Premises at the commencement of the Lease Term, Owner shall not be liable for any damage caused thereby, except as otherwise expressly stated herein, nor shall this Lease become void or voidable, nor shall the Lease Term be extended, but in such event, no rental shall be payable by Tenant to Owner for the portion of the Lease Term prior to actual delivery of possession of the Premises to Tenant.

7    SERVICES PROVIDED BY OWNER

     Owner shall, at its sole cost and expense, maintain the Premises and the public and common areas of the Building, such as lobbies, stairs, landscaping, corridors and restrooms, together with the Westin Building Garage, and all structural portions of the Building, including, but not limited to, roof and foundation as well as fire suppression systems, heating, ventilation, air conditioning, electrical and mechanical systems, in a first class order and condition, except for damage occasioned by the act of Tenant. Owner's responsibility to maintain the fire suppression systems, heating and ventilation, electrical and mechanical systems on the 9th floor Premises ends at the demarcation point where such systems enter the 9th floor Premises. Tenant agrees to maintain the fire suppression systems, heating and ventilation, electrical and mechanical systems within the 9th floor Premises from the demarcation point.

     Owner, at Owner's sole cost, shall furnish the 34th floor Premises from 7:00 a.m. to 6:00 p.m. Monday through Friday (exclusive of holidays), hereinafter called the "Standard Work Week," with electricity for lighting and the operating of office machines, heat and air conditioning, and hot and cold running water, as may be reasonably required for the occupation of the Premises. At Tenant's cost, Owner shall install a heating, ventilation and air conditioning override to the 34th floor Premises to provide after hours heating, ventilation and air conditioning to such Premises. Owner may charge Tenant for such override services at a rate of $20 per hour, as adjusted from time to time, payable by Tenant on a monthly basis as additional rent.

     Owner, at Tenant's cost, shall furnish the 9th floor Premises with electricity for lighting and the operating of office machines, heat and air conditioning as may be reasonably required for the occupation of the 9th floor Premises on a 24 hour a day, seven day a week basis. Elevator service shall be provided to both Premises on a 24 hour a day, seven day a week basis.

     Owner, at its sole cost, shall provide lighting replacement, toilet room supplies, window washing with reasonable frequency, and daily janitorial service to be provided to the 34th Premises only unless otherwise agreed upon by the parties, during the times and in the manner that such services are customarily furnished in general office buildings in the area.

     Owner shall not be liable for damages, nor shall the rental herein reserved be abated, for failure to furnish or delay in furnishing any of the foregoing services, when such failure or delay is caused by an event of Force Majeur (as defined in Article 30) or by the making of necessary repairs to the Premises or Building (provided that Owner has used reasonable efforts not to interfere with or interrupt the conduct of Tenant's business at the Premises), nor shall the temporary failure to furnish any of such services due to such events be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease.

     Tenant acknowledges that the 24-hour nature of its business exceeds the Standard Work Week described above. Owner may at its option and at Tenant's cost install a meter in the electrical system supplying Tenant, measure usage and bill Tenant monthly at the same rate, including demand charges, billed by Seattle City Light, plus a monthly billing fee of $10.00. Additionally, Tenant shall pay for all other additional expenses, if any, incurred by Owner arising out of Tenant's use of the Premises in excess of the Standard Work Week.

8    REPAIRS AND ALTERATIONS

     Tenant accepts the Premises "as is," and agrees that the 34th floor Premises are in a good and tenantable condition. Tenant shall take proper care of the Premises.

     Tenant shall not remove existing improvements, or alter or improve the Premises in any way without the written approval and consent of Owner, which shall not be unreasonably withheld, conditioned or delayed. Owner acknowledges that Tenant desires to make substantial improvements and alterations to the Premises, in particular to the 9th floor Premises. Any and all such improvements shall be at Tenant's sole expense, and subject to Owner's prior approval, which shall not be unreasonably withheld, conditioned or delayed, and Owner's supervision. Tenant shall obtain, at Tenant's sole expense, detailed plans and specifications for any alterations and improvements to the Premises and submit the same to Owner for approval, which approval shall be not be unreasonably withheld, conditioned or delayed. Tenant shall have the right to select the contractor for the performance of any approved alterations and improvements, subject to Owner's approval which shall not be unreasonably withheld, conditioned or delayed. In the event Tenant elects to hire Owner to make the approved alterations and improvements, Tenant shall pay Owner for such work within ten (10) days of invoice. In the event Tenant elects to hire a contractor other than Owner to make the approved alterations and improvements, Owner shall be paid a supervision fee equal to four percent (4%) of the contract price of such approved alterations and improvements, but no less than Five Hundred Dollars ($500.00), provided however that the foregoing shall not be interpreted to apply to any purchase, installation or configuration of trade fixtures within the Premises.

     Tenant shall not make changes to locks on doors or add, disturb, or in any way change any plumbing or wiring without first obtaining the written consent of Owner, which consent shall not be unreasonably withheld, conditioned or delayed; provided nothing contained in the foregoing is intended to apply to any wiring work done by Tenant to or between its trade fixtures. All damage or injury to the Premises caused by Tenant, or by any persons who may be in or upon Premises with the consent of Tenant, shall be paid for by Tenant (or, if applicable, Tenant's insurer). Subject to the provisions of Article 12, Tenant shall pay for all damage or injury to the Building or any other tenant of the Building caused by Tenant's negligence or misuse of the Premises, the appurtenances thereto, or the Meet-Me Room. All repairs to the Premises necessary to maintain Premises in a good and tenantable condition shall be done by or under the direction and supervision of Owner, and at Owner's expense, except as otherwise specifically provided herein. Tenant shall pay for the repair or replacement of Special Improvements as provided in Article 23 and the repair or replacement of doors or windows of the Premises which are cracked or broken by Tenant, its employees, agents, or invitees. Tenant shall not put any curtains, draperies or other hangings on or beside the windows in the Premises without first obtaining Owner's consent, which will not be unreasonably withheld, conditioned or delayed. Owner may make any alterations or improvements to the Premises and or the Building which Owner may deem necessary for the preservation, safety or improvement of the Premises or Building; provided that Owner shall use reasonable efforts not to interfere with or interrupt the conduct of Tenant's business at the Premises. All alterations, additions and improvements to the Premises, except trade fixtures installed by Tenant which are removable without damage to the Premises or Building, shall become the property of Owner. Tenant shall, at the termination of this Lease by the expiration of time or otherwise, surrender and deliver up Premises to Owner in as good condition as when received by Tenant from Owner, normal wear and tear and damage by fire or other casualty excepted.

     Should Owner be required to make changes, alterations, improvements or additions to the Building or the Westin Building Garage at any time during the term of this Lease as a result of any law, rule, code or regulation which becomes effective after the Commencement Date of this Lease, then Tenant shall pay on demand by Owner, as additional rent, a monthly charge equal to the total agreed floor area of the Premises as stated in Article 1(b) divided by 350,000 times 1 and 1/3 percent of the cost of the change, alteration, improvement or addition. Such additional rent shall commence upon substantial completion of each such change, alteration, improvement or addition and shall continue through the end of the Lease Term. Tenant shall not be responsible for any portion of the cost to correct any latent construction defects in all or any portion of the Building, or any condition that is, as of the date of this Lease, not in compliance with existing laws, codes, rules or regulations.

9    ENTRY AND INSPECTION

     Provided Owner and its agents comply with Tenant's reasonable written security rules (as modified from time to time and approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed) (the "Security Rules") regarding access to the Premises, Tenant will permit Owner and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of cleaning (Suite 3425 only), repairing, altering or improving the Premises or Building and when reasonably necessary may close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Owner being construed as a constructive eviction of Tenant or relieving the Tenant from the duty of observing and performing any of the provisions of this Lease.

     If Tenant is not personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Owner or Owner's agents may forcible enter the same without rendering Owner or such agents liable therefor (if during such entry Owner or Owner's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease. During the time period within 180 days prior to the expiration of the Lease Term, or if applicable, the Extended Term, Owner shall have the right to enter the Premises pursuant to the applicable Security Rules for the purpose of showing the Premises to prospective tenants. Owner agrees that an escort designated by Tenant may accompany Owner and any prospective tenant at all times during any said showing of the Premises and that Owner and such prospective tenant must comply with the Security Rules in connection with such access to the Premises.

     Owner acknowledges that the written Security Rules which are dated February 5, 1998 and have been provided to Owner are acceptable.

     For purposes of this Article 9, Owner shall use reasonable efforts not to interfere with or interrupt the conduct of Tenant's business at the Premises.

10   DAMAGE OR DESTRUCTION

     If the Premises or Building are damaged by fire, wind, or other such casualty, the damage shall be repaired by and at the expense of Owner, provided such repairs (to restore Premises to usable condition) can be made within sixty (60) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs are completed, the rent shall be abated in proportion to the part of Premises which are unusable by Tenant in the conduct of its business. Notwithstanding anything in this Article 10 to the contrary, there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one day or less.

     If such repairs cannot be made within sixty (60) days, Owner may, at its option, make them within a reasonable time, and in such event this Lease shall continue in effect and the rent shall be abated in the manner provided above. Owner's election to make repairs must be evidenced by written notice to Tenant within thirty (30) days after the occurrence of the damage.

     If such repairs cannot be made within sixty (60) days and Owner does not elect to make such repairs, then either party may, by written notice to the other, terminate this Lease. A total destruction of the Building shall automatically terminate this Lease.

11   ADVERTISING

     Tenant shall not inscribe any inscription, post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about Premises or Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from any where outside Premises without first obtaining Owner's written consent thereto.

12   INDEMNITY, LOSS AND WAIVER OF SUBROGATION

     Tenant shall defend and indemnify Owner and hold it harmless from and against any and all liability, damages, costs, or expenses, including attorney's fees, arising from any act, omission or negligence of Tenant or the officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors of Tenant in or about Building, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises, provided that the foregoing provision shall not be construed to make Tenant or any of its successors, assigns, officer, directors, parent company or affiliates responsible for loss, damage, liability, or expense resulting from damage to property of and injuries to third parties (including Tenant's employees) caused by the act, omission or negligence of Owner or of any officer, contractor, licensee, agent, servant, or employee of Owner. Owner shall not be responsible for providing security and Tenant hereby releases Owner from any claim for damage or loss of property that may arise as a result of vandalism or theft in Building or Westin Building Garage. Owner and Tenant each release the other from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in Building and Westin Building Garage, arising out of or incident to the occurrence of any of the perils which may be covered by a fire and lightning insurance policy, with extended coverage endorsement in common use in the Seattle locality or (ii) loss resulting from business interruption at Premises or loss of rental income from Building, arising out of or incident to the occurrence of any of the perils that may be covered by a business interruption insurance policy and by the loss of rental income insurance policy in common use in the Seattle locality. To the extent that such risks under (i) and (ii) are in fact covered by insurance, each party shall cause its insurance carriers to consent to such release and waiver and to waive all rights of subrogation against the other party.

     Without limiting the foregoing, Tenant shall at all times indemnify Owner against any and all liability and damage arising out of or connected with the operation of Tenant's antenna equipment, to include any and all effects of electromagnetic radiation. Tenant shall fully insure its antenna installation against all of the perils named in this Article 12, including, without limitation, such additional perils as vandalism, malicious mischief, and wind damage.

13   LIENS AND INSOLVENCY

     Tenant shall keep Premises and Building free from any liens or encumbrances arising out of any work performed by Tenant, materials furnished by Tenant, or obligations incurred by Tenant. Owner may terminate this Lease by giving Tenant notice of its election to do so, if: (i) Tenant files a voluntary petition in bankruptcy, or for reorganization under the bankruptcy laws, or is adjudged a bankrupt by a court of competent jurisdiction, and such judgment or stay is not dismissed or relieved within sixty (60) days; (ii) Tenant makes an assignment for the benefit of creditors, or a receiver is appointed for Tenant's business, and such receiver is not dismissed within sixty (60) days; or (iii) any proceeding is instituted by or against Tenant under any State or Federal insolvency or bankruptcy act and any such proceeding, if involuntary, is not stayed or dismissed within sixty (60) days. No interest in this Lease or estate hereby created in favor of Tenant shall pass by operation of law under any such bankruptcy or insolvency act to any person whomsoever without the prior express written consent of Owner. Any purported transfer in violation of this Article shall constitute a default by Tenant.

14   TENANT'S DEFAULT AND OWNER'S RE-ENTRY

     Except for an uncured default under the preceding paragraph for which immediate right of termination is given to Owner, if Tenant fails: (i) to make any payment due hereunder, including but not limited to the payment of Monthly Base Rent (plus interest on any past due amounts at the maximum legal rate from the date due) and such failure continues for ten (10) days after receipt of written notice of such default; or (ii) to perform any other covenant under this Lease within thirty (30) days after receipt of written notice from Owner stating the nature of the default, then Owner may re-enter and take possession of the Premises using all reasonable force to do so; provided, however, that if the nature of such default other than for non-payment of rent is such that the same cannot reasonably be cured within such thirty-day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

     Notwithstanding such retaking of possession by Owner, Tenant's liability for the rent provided herein shall not be extinguished for the balance of the Lease Term, or, if applicable, the Extended Term. Upon such re-entry, Owner may elect either (i) to terminate this Lease, in which event Tenant shall immediately pay to Owner a sum equal to that by which the then cash value of the total rent reserved under this Lease for the balance of the Lease Term exceeds the reasonable rental value of the Premises for the balance of the Lease Term plus reasonable costs incident to releasing the Premises including, but not limited to remodeling expenses, attorney's fees and real estate commissions; or (ii) without terminating this Lease, to relet all or any part of the Premises as the agent of and for the account of Tenant upon such terms and conditions as Owner may deem advisable, in which event the rents received on such reletting shall be applied first to the expenses of reletting and collection, including necessary renovation and alteration of Premises, reasonable attorney's fees and real estate commissions paid, and thereafter to payment of all sums due to or to become due Owner hereunder, and if a sufficient sum shall not be thus realized to pay such sums and other charges, Tenant shall pay Owner any deficiency monthly, and Owner may bring an action therefor as such monthly deficiency shall arise

     In the event of any such retaking of possession of Premises by Owner as herein provided, Tenant shall remove all personal property located thereon and, upon failure to do so upon demand of Owner, Owner may, in addition to any other remedies allowed by law, remove and store the same in any such place selected by Owner, including but not limited to a public warehouse, at the expense and risk of Tenant. If Tenant shall fail to pay any sums due hereunder or the cost of storing any such property after it has been stored for a period of thirty (30) days or more hereunder, Owner may sell any or all of such property at public or private sale and shall apply the proceeds of such sale first, to the cost of such sale; second, to the payment of the charges for storage, if any; and third, to the payment of any other sums of money which may be due from Tenant to Owner under the terms of this Lease, and the balance, if any, to Tenant. If such property in Owner's reasonable opinion has a resale value of $1,000 or less, Owner may donate the property to charity or otherwise dispose of the property as Owner sees fit without the necessity of a public or private sale.

     Tenant hereby waives all claims for damages that may be caused by Owner's lawfully re-entering and taking possession of Premises or lawfully removing and storing or selling the property of Tenant as herein provided, and will save Owner harmless from loss, costs, or damages occasioned thereby, and such lawful re-entry shall not be considered or construed to be a forcible entry.

15   SURRENDER OF POSSESSION

     Upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender Premises to Owner broom clean and in good and tenantable condition, reasonable wear and tear and damage by fire or other casualty excepted. Tenant shall completely restore the antenna Premises to the condition existing at the time of delivery of premises to Tenant, including without limitation, repair of all holes, cuts, and other modifications which were made to permit installation.

16   COSTS AND ATTORNEYS' FEES

     If Tenant or Owner shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Owner for the recovery of rent or possession of Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees in such suit, including fees incurred in appeals and bankruptcy actions, and such attorneys' fees shall be deemed to have accrued on the commencement of such action.

17   NON-WAIVER

     Waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Owner shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted regardless of Owner's knowledge of such preceding breach at the time of acceptance of such rent.

18   ASSIGNMENT AND SUBLETTING

     Tenant shall not assign this Lease or sublet Premises or any part thereof without first obtaining Owner's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No such assignment or subletting shall relieve Tenant of Tenant's liability under the Lease, except, if at the time of such assignment or subletting, Tenant establishes to the reasonable satisfaction of Owner that such assignee or sublessee is of satisfactory financial responsibility at least equal to that of Tenant at the time Tenant executed the Lease. Consent to any such assignment or subletting shall not operate as a waiver of the necessity for a consent to any subsequent assignment, and the terms of such consent shall be binding upon any person holding by, under or through Tenant. In no event shall a sublessee of Tenant sublet or assign any interest in this Lease.

     In the event of an assignment or subletting that requires Owner's time and/or expense, Tenant shall compensate Owner for its out-of-pocket expenses, including reasonable attorney's fees and costs.

     If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation or any change in the ownership of, or power to vote, the majority of its outstanding voting stock shall constitute an assignment for the purposes of this article. Notwithstanding the foregoing, without the consent of Owner: (i) Tenant may assign the Lease to an affiliate, parent or subsidiary of Tenant as a result of a merger or consolidation; (ii) Tenant may assign this Lease to the Walt Disney Company or any of its affiliates; (iii) Tenant may sell the majority of its outstanding voting stock by public offering.

19   SUCCESSORS

     All of the covenants, agreements, terms and conditions contained in this Lease shall apply to and be binding upon Owner and Tenant and their respective heirs, executors, administrators, successors and assigns.

20   TAX ON RENTAL

     If any governmental authority or unit under any present or future law effective at any time during the term of this Lease shall in any manner levy a tax on rentals payable under this Lease or on rentals accruing from use of Premises under this Lease, or a tax in any form against Owner because of or measured by income derived from the leasing or rental of Premises, the amount of the next succeeding month's rent following payment of such tax by Owner shall be increased by an amount equal to such tax paid by Owner, and for Tenant's default in paying the rent thus revised, Owner shall have the same remedies as upon failure to pay rent. Tenant shall not be liable to pay any amount because of income tax of a general nature applicable to Owner's various interests or sources of income. In the event that it shall not be lawful for Tenant to pay such tax, the rental payable to Owner under this Lease shall be revised to net Owner the same net rental after imposition of any such tax as would have been payable to Owner prior to the imposition of any such tax.

21   PRIORITY; ESTOPPEL

     Subject to the provisions set forth below, this Lease shall automatically be subordinate to any mortgage or deed of trust heretofore or hereafter placed upon Building, to any and all advances made or to be made thereunder, to the interest on the obligations secured thereby, and to all renewals, replacements and extensions thereof; provided, however, that in the event of foreclosure of any such mortgage or deed of trust or exercise of the power of sale thereunder, Tenant shall attorn to the purchaser of Building at such foreclosure or sale and recognize such purchaser as Owner under this Lease if so requested by such purchaser. If any mortgagee or beneficiary elects to have this Lease superior to its mortgage or deed of trust and gives notice of its election to Tenant, then this Lease shall thereupon become superior to the lien of such mortgage or deed of trust, whether this Lease is dated or recorded before or after the mortgage or deed of trust. Within fifteen days of presentation, and subject to the provisions set forth below, Tenant shall execute, acknowledge, and deliver to Owner any subordination or nondisturbance agreement or other instrument that Owner may require to carry out the provisions of this Article.

     Within fifteen (15) days after written request, either party shall furnish to the other a statement certifying that this Lease is in full force and effect and has not been modified (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); the commencement and expiration dates of the Lease and the dates to which rent has been paid; that there are no defaults by either party (or if there are such defaults, specifying the same); whether or not there are then existing any defenses against the enforcement of or offsets against any obligations of either party under this Lease (and if so specifying the same).

22   CONDEMNATION

     If the whole of Premises, or if such portion of either Premises or the facilities in Building as may be required for the reasonable use of Premises, shall be taken by virtue of any condemnation or eminent domain proceeding, or by purchase in lieu thereof, or for public or quasipublic use, directly or indirectly, this Lease shall automatically terminate as of the date of such condemnation, or purchase in lieu of condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. Current rent shall be apportioned as of the date of such termination. In case of a taking of a part of Premises or a portion of the facilities in Building not required for the reasonable use of Premises, then this Lease shall continue in full force and effect and the rental shall be equitably reduced based on the proportion by which the rentable area of Premises is reduced, such rent reduction to be effective on the date of such partial taking. No award of any partial or entire taking shall be apportioned, and Tenant hereby assigns to Owner any award which may be made in such taking or condemnation together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, provided, however, that nothing herein shall be deemed to give Owner any interest in, or to require Tenant to assign to Owner, any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damages to Tenant's business or for Tenant's moving expenses.

23   SPECIAL IMPROVEMENTS

     The term "Special Improvements" as used in this Lease refers to all improvements to Premises, whether provided at the expense of Owner or Tenant, other than acoustical ceilings, lighting fixtures, air conditioning grilles, air ducts and temperature controls, draperies, corridor and demising partitions, and concrete floor ready for pad and carpet. Tenant shall reimburse Owner for Owner's reasonable expense of repairing or replacing all Special Improvements to maintain such Special Improvements in first-class condition; provided that Tenant shall be responsible for maintaining all Special Improvements in the Premises

24   REAL PROPERTY TAXES

     Owner shall pay all real property taxes and assessments that may be levied against Building and the underlying land. If the amount of such real property taxes and the then current installments of assessments (excluding penalties and default interest) shall, in any calendar year during the Lease Term, exceed the amount of real property taxes and the installments of assessments payable for the calendar year 1998, then on the tax payment dates in 1999 and on these dates of each succeeding year, Tenant shall reimburse Owner for Tenant's proportionate share of such increase based upon the ratio which area of Premises, as set forth in Article 1(b), bears to 350,000 square feet. Owner shall submit to Tenant, if so requested by Tenant, a copy of the real property tax statement for the year in which payment is requested. If any assessment is levied against the Westin Building during the term of the Lease and Owner is legally entitled to pay any assessment in installments, then whether or not Owner has elected to pay such assessment in installments, Tenant shall only be responsible to pay hereunder, in any calendar year, its pro rata share of such installment that would have come due in such calendar year in accordance with the taxing authority's installment payment schedule.

     The foregoing charges constitute additional rent that shall be deemed to have accrued uniformly during the calendar year in which payment is due. The final payment under the provision of this Article shall be prorated based on reasonable projections of the increase through the termination of this Lease and shall be due thirty days before such termination.

25   ANNUAL RENT ADJUSTMENT

     To partially compensate for the effect of inflation, a portion of the rental rate (viz. $ 7.50 per square foot per year) shall be adjusted annually to reflect reductions, if any, in the purchasing power of the dollar. Three separate generic elements of cost (namely: labor, materials and energy) shall be deemed to be representative of all operational costs. Indices for measuring changes in the dollar value for each of these cost elements shall be: janitorial hourly labor rate, Consumer Price Index, and the average cost per kilowatt-hour of electricity (including without limitation all demand charges), respectively. Changes in each of these shall adjust rent as provided below:

                       Generic                           Element's Cost

                    Element of Cost        Index             Share
                    ---------------        -----             -----
                    1. Labor           Janitorial rate       $3.00
                    2. Material        C.P.I.                $3.00
                    3. Energy          Average kWh cost      $1.50

     The base index for each of these indices shall be established from data for the month of September of the year preceding the year in which this Lease commences. Indices for each succeeding year shall be calculated annually using September experience data, and the ratio that these annual indices bear to their respective base index shall be reduced by 1.00 then multiplied by the individual element's cost share as specified in Items 1, 2 and 3 above, and by the area of Premises as set forth in Article 1(b). Each January 1, following the calendar year in which the Lease becomes effective, the Monthly Rent in Article 1(d) shall be increased by one-twelfth (1/12) of the sum of the amounts so determined. No changes in the rent as specified above shall take place during the calendar year in which the Lease Term commences.

     The janitorial hourly labor rate shall be that as established by the Building Services Employees International Union Local No. 6 for journeymen including all applicable taxes and fringe benefits payable by employers. The labor rate to be used as a base index for this Lease shall be $12.81.

     The Consumer Price Index to be used shall be the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All-Items Series (1982-1984 = 100), as published by the U.S. Department of Labor, Bureau of Statistics. If this index is revised or changed (as, for example, by taking the average index for different years as the base figure of 100), the base index shall be adjusted accordingly. In the event such index is discontinued, the index promulgated by the Department of Labor most closely approximating the above referenced index shall be used as the base index. The Consumer Price Index to be used as the base index for this Lease shall be 158.3.

     The cost per kilowatt-hour of electricity consumed in the Westin Building (including seasonal factors and any tax or surcharge that may be imposed), shall be determined by dividing the total amount billed to Account No. 171001453015 for the supply of electricity consumed primarily during the month of September by the consumption shown in the billing column entitled "Consumption kWh/kvarh." The cost to be used as a base index for this Lease shall be $ .0401 per kilowatt-hour.

26   NOTICES

     - All notices under this Lease shall be in writing and delivered : (a) by facsimile; (b) by private courier service which provides a receipt; or (c) by registered or certified mail, postage prepaid, return receipt requested. All notices shall be deemed to have been given upon the earlier of: (i) receipt, as evidenced by courier's receipt, certified mail receipt, or written evidence of completion of facsimile transmission; or (ii) if mailed, as provided above, the third day following due deposit in the United States mail. Notices shall be addressed to the other party at the addresses set forth in Article 1(h), or at such other addresses as either party may give to the other by notice in writing in accordance with this Article.

27   NAME OF BUILDING

     Owner reserves the right in its sole discretion to change the name of Building from that specified in Article 3.

28   CONSTRUCTION

     The titles to articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This Lease shall be construed and governed by the law of the State of Washington.

29   TIME OF ESSENCE

     Time is of the essence of this Lease.

30   FORCE MAJEUR

     Except for Tenant's obligations of payments due under this Lease, the executory obligations of parties hereunder shall be excused to the extent, but only to the extent, delayed or prevented by reason of Essential Power supply failure, or by labor disturbances or labor disputes of any character, by the inability to secure fuel, supplies, machinery, equipment or labor after reasonable efforts to do so, restrictive governmental laws or regulations, riots, insurrection, war or any other causes beyond the reasonable control of the affected party hereto and which such party could not by reasonable diligence have avoided ("Force Majeurs"). The party directly affected by a Force Majeur shall use all reasonable efforts to minimize the effects of the same.

IN WITNESS WHEREOF, Owner and Tenant have signed this Lease on the dates noted below.

OWNER:                                            TENANT:
-----                                             ------

SIXTH & VIRGINIA PROPERTIES,                      STARWAVE CORPORATION
A Washington General Partnership                  A Washington Corporation

By Clise Properties, Inc., a Partner

By /s/ A.M. Clise                                 By /s/ Patrick J. Naughton

A.M. Clise
Its President                                     Its President
    ---------                                         ----------

Date 2/27/98                                      Date 2/24/98
     -------                                           -------

CLISE COMPANY, a Partner
By Retail Realty, Inc.

By /s/ A.M. Clise

A.M. Clise
Its President
    ---------

Date 2/27/98
     -------

GUARANTEE N/A

For and in consideration of execution of this Lease, _______________________ guarantees the performance of all obligations of______________________________, as said obligations exist under all terms and conditions of this Lease and any modifications thereto.


State of Washington
County of King

I certify that I know or have satisfactory evidence that A.M.Clise is the person who appeared before me and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of CLISE

PROPERTIES, INC., a partner of SIXTH & VIRGINIA PROPERTIES, a Washington general partnership, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated 2/27/98

                                [NOTARY PUBLIC SEAL]

                                         /s/ Jennifer A. Richards
                                         Print Name: JENNIFER A. RICHARDS
                                         NOTARY PUBLIC in and for the State of
                                         Washington, residing at ISSAQUAH

                                         My commission expires: 2-7-99

State of Washington
County of King

I certify that I know or have satisfactory evidence that A.M. Clise is the person who appeared before me and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of RETAIL REALTY, INC., a partner of CLISE COMPANY, a partnership, for and on behalf of CLISE COMPANY, which in turn is a partner of SIXTH & VIRGINIA PROPERTIES, a Washington general partnership, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated 2/27/98

                                [NOTARY PUBLIC SEAL]

                                         /s/ Signature Illegible
                                         Print Name: JENNIFER A. RICHARDS
                                         NOTARY PUBLIC in and for the State of
                                         Washington, residing at ISSAQUAH

                                         My commission expires: 2-7-99

                             [FLOOR PLAN OMITTED]

EXHIBIT "A"

AS-BUILT FLOOR PLAN
-------------------

SCALE: 1/8" = 1' - 0"

                             [FLOOR PLAN OMITTED]

EXHIBIT "A"

AS BUILT FLOOR PLAN

SCALE: 1/8" = 1' - 0"

                              [SITE PLAN OMITTED]

                                   EXHIBIT B

                                   Site Plan

                                [CHART OMITTED]

                                 [EXHIBIT "C"]

                                [CHART OMITTED]

                                  EXHIBIT "C"